UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Intellicell Biosciences, Inc.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF INTELLICELL BIOSCIENCES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Intellicell Biosciences, Inc.
460 Park Avenue, 17th Floor
New York, NY 10022
(646) 576-8700

INFORMATION STATEMENT
(Preliminary)

January 28, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Intellicell Biosciences, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of Intellicell Biosciences, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on January 20, 2014, the Company received a unanimous written consent in lieu of a meeting of the holders of Series F Preferred Stock, 0.01 par value per share (the “Series F Preferred”), created by unanimous written consent of the Board of Directors of the Company (the “Board”), as permitted by the Company’s Certificate of Incorporation, as may be amended (“Amended Certificate”).  Each share of Series F Preferred has the equivalent of 31,164,657 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there are five holders of Series F Preferred (the “Series F Stockholders” or the “Majority Stockholders”), holding fifty-one (51) shares of Series F Preferred, resulting in the Series F Stockholders holding in the aggregate approximately 50.95% of the total voting power of all issued and outstanding voting capital of the Company.  The Series F Stockholder authorized the following:

•
The increase in the number of authorized shares of Common Stock from one billion five hundred million (1,500,000,000) shares of Common Stock to three billion five hundred million (3,500,000,000) shares of Common Stock (the “Authorized Share Increase”); and

•	The amendment to the par value (the “Par Change”) of the Common Stock from a par value of $0.001 per share to a par value, $0.0001 per share.

On January 20, 2014, the Board approved the Authorized Share Increase and the Par Change and recommended to the Majority Stockholders that they approve the Authorized Share Increase and the Par Change.  On January 22, 2014, the Majority Stockholders approved the Authorized Share Increase and the Par Change by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about February 9, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

The Board believes that the stockholders will benefit from the Par Change because changing the par value of the Common Stock from $0.001 to $0.0001 per share will provide the Company more flexibility to issue shares for a purchase price that the Board deems appropriate at the time of issuance.

Accordingly, it is the Board’s opinion that the Authorized Share Increase and Par Change would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about February 9, 2014.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Intellicell Biosciences, Inc. (the “Company,” “we,” “our,” or “us”) and the holders of Series F Preferred Stock (the “Series F Preferred”), which constitutes a majority of the voting capital stock of the Company.

Series F Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series F Preferred were established by the Board (as is permitted under Nevada law and by the Amended Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series F Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on January 17, 2014.  Among other things, the Certificate of Designation provides that each one share of Series F Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of fifty one (51) shares of Series F Preferred to five individuals.  As a result of the voting rights granted to the Series F Preferred, the Series F Stockholders hold, in the aggregate, approximately 50.95% of the total voting power of all issued and outstanding voting capital of the Company.

As of January 27, 2014, there were issued and outstanding 1,369,825,849 shares of Common Stock, (ii) 15,058 shares of Series B Preferred, (iii) 7,250 shares of Series C Preferred Stock; (iv) 56,500 shares of Series D Preferred Stock and (vi) 51 shares of Series F Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase is approximately 3,116,531,356.  Pursuant to the Nevada Revised Statutes, at least a majority of the voting equity of the Company, or at least 1,558,265,678 votes, are required to approve the Authorized Share Increase by written consent.  The Majority Stockholders, which hold in the aggregate 1,589,397,507 votes or approximately 50.95% of the voting equity of the Company, has voted in favor of the Authorized Share Increase thereby satisfying the requirement under the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series F Stockholders, the number of shares of Series F Preferred held by the Series F Stockholders, the total number of votes that the Series F Stockholders voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series B Stockholder	Number of Shares of Series F Preferred held	Number of Votes held by such Series B Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Steven A. Victor, M.D.	11	342,811,227	342,811,227	10.99%
Leonard Mazur	10	311,646,356	311,646,356	9.99
Michael Herschman	10	311,646,356	311,646,356	9.99
Myron Holubiak	10	311,646,356	311,646,356	9.99
Sam Khashman	10	311,646,356	311,646,356	9.99

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) with the Secretary of State of the State of Nevada.  We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one billion five hundred million (1,500,000,000) shares to three billion five hundred million (3,500,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional two billion (2,000,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The immediate purpose for increasing the authorized shares is to provide enough shares required for the conversion of outstanding convertible securities. The additional shares of Common Stock may also be used for future issuances of stock options pursuant to employee benefit plans and to provide for issuances to satisfy conversions of future convertible debt or convertible preferred stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

CHANGE IN PAR VALUE OF THE SERIES A PREFERRED

GENERAL

The par value of our Common Stock will be changed from $0.001 par value per share to $0.0001 par value per share.

PURPOSE AND EFFECT OF THE PAR CHANGE

Changing the par value of the Common Stock from $0.001 to $0.0001 will provide the Company more flexibility to issue shares of common Stock for a purchase price which the Board deems appropriate at the time of issuance.  The Par Change will not have any immediate effect on the rights of existing stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 28, 2014 and as adjusted to reflect the sale of our common stock offered by this prospectus, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. As of January 28, 2014, there were a total of 1,369,825,849 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of January 28, 2014, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Dr. Steven Victor(3)	194,249,000	6.23%
Leonard Mazur	1,408,528	-%
Michael Hershman	-	-%
Myron Holubiak	-	-%
Sam Khashman	-	-

All Executive Officers and Directors as a group (5 people)	195,657,528	6.73%

5% Shareholders	-	-%

Anna Rhodes (4)	34,109,096	1.1%
VPI LaserLipo, Inc. (5)	1,745,371	-%
(*) - Less than 1%.

(1)	Except as otherwise below, the address of each beneficial owner is c/o IntelliCell Biosciences, Inc, 460 Park Avenue, 17th Floor, New York, New York 10022.
(2)
Applicable percentage ownership is based on 1,369,825,849 shares of common stock outstanding as of January 28, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of January 28, 2014, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 28, 2014, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Does not include (i) 7,250,000 shares of common stock underlying the series C preferred stock, (ii) any shares of common stock underlying convertible notes or common stock underlying any outstanding warrants.

(3)
Includes 15,058,000 shares of common stock underlying 15,058 shares of series B preferred Stock. Each share of series B preferred stock shall be convertible into 1,000 shares of our common stock. In addition, the holders of the series B preferred stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the common stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of common stock into which the series B preferred stock is convertible into on the record date of such vote multiplied by (b) ten (10). Also includes 1,745,371 shares of common stock owned by VPI LaserLipo, Inc., a company in which Dr. Victor is an officer and director (and in which he owns less than 1% of the shares). Does not include (i) 34,109,096 shares of common stock owned by Anna Rhodes, Dr. Victor’s wife, or (ii) 281,373 shares of common stock owned by Amy Rhodes, Dr. Victor’s sister-in-law, as to which he disclaims beneficial ownership.

(4)
Includes (i) 34,109,096 shares of common stock and (ii) 1,000,000 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock. Anna Rhodes is the wife of Steven Victor, MD, our Chief Executive Officer. As indicated above, Dr. Victor disclaims beneficial ownership over the shares of our common stock held by Anna Rhodes.

(5)
As indicated above, VPI LaserLipo, Inc. is a company in which Dr. Victor is an officer and director (and in which he owns less than 1% of the shares). By virtue of his role as an officer and director, Dr Victor may be deemed the control person on VPI LaserLipo, Inc.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on September 16, 2013;

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2013 filed on October 1, 2013;

(3)	Quarterly Report on Form 10-Q for the three months ended June, 30, 2013 filed on October 3, 2013;

(4)	Quarterly Report on Form10-Q for the three months ended September 30, 2013 filed on November 25, 2013

(4)	Current Reports on Form 8-K filed on September 18, 2013, October 16, 2013, December 4, 2013, December 19, 2013 and January 10, 2014, respectively.

You may request a copy of these filings, at no cost, by writing Intellicell Biosciences, Inc. at 460 Park Avenue, 17th Floor, New York, NY 10022 or telephoning the Company at (646) 576-8700.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 460 Park Avenue, 17th Floor, New York, NY 10022 or telephoning the Company at (646) 576-8700.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.  Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Dr. Steven A. Victor
Dr. Steven A. Victor
Chief Executive Officer
Dated: January 28, 2014